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                                                                     EXHIBIT (9)

[HORACE MANN LOGO]                       Retirement Annuities and Life , Auto,
Educated Financial Solutions                     Homeowners and Group Insurance

February 27, 2007

Board of Directors
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715

Re:   Horace Mann Life Insurance Company Separate Account
      Post-effective amendment number 86 on Form N-4
      (File No. 333-129284 and 811-1343)

Directors:

In my capacity as counsel to Horace Mann Life Insurance Company (the "Company"), an Illinois insurance company, I have participated in the review of post-effective amendment number 2 to the registration statement on Form N-4 (File No. 333-129284) filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of flexible premium variable annuity contracts (the "Contracts") to be issued with respect to Horace Mann Life Insurance Company Separate Account (the "Account"). On the basis of such review and my examination of such documents and such law as I considered necessary, it is my opinion that:

1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Illinois and is duly authorized by the Insurance Department of the State of Illinois to issue the Contracts.

2. The Account is a duly authorized and existing separate account established pursuant to the provisions of the Illinois Insurance Code.

3. To the extent so provided under the Contracts, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

4. The Contracts, when issued as contemplated by the Form N-4 registration statement, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to post-effective amendment No. 86 to the Form N-4 registration statement for the Contracts and the Account.

Sincerely,

/s/ Ann Caparros
Ann Caparros

  The Horace Mann Companies 1 Horace Mann Plaza Springfield, Illions 62715-0001
                         217-789-2500 www.horacemann.com